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                                                                    Exhibit 21.1

                    SUBSIDIARIES OF PARCPLACE-DIGITALK, INC.

ParcPlace Systems GmbH  (Germany)
ParcPlace-Digitalk (UK) Limited  (England)
ParcPlace Systems FSC, Inc.  (Barbados)
ParcPlace-Digitalk S.A.  (France)